AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 30th day of August, 2006, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended June 15, 2006 and August 18, 2006 (the “Agreement”), is entered by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following:

Exhibit P to the Agreement is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Name: Douglas G. Hess	Name: Michael R. McVoy

Title: Treasurer	Title: Vice President

Exhibit P
to the
Separate Series of Advisors Series Trust Fund Administration Servicing Agreement

Phocas Financial Corporation
Name of Series	Date Added
Phocas Real Estate Fund	on or about 9/29/06
Phocas Small Cap Value Fund	on or about 9/29/06

For the services rendered by U.S. Bancorp Fund Services, LLC under this Agreement, the Fund(s) listed herein shall pay USBFS compensation as set forth in the Fee Schedule below:

FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE effective 9/29/06

Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
 __ basis points on the first $__ million
 __ basis points on the next $___ million
 __ basis points on the balance
 Minimum annual fee:  $_____ per fund

International Funds
Annual Fee Based Upon Market Value Per Fund*
__ basis points on the first $___ million
__ basis points on the next $___ million
__ basis points on the next $___ million
__ basis points on the balance
Minimum annual fee:  $_____ per fund

Advisor Information Source Web Portal
•  $__ /fund/month
•  $__ /fund/month for clients using an external administration service

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC 15c reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post- performance reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Exhibit P (continued)
to the
Separate Series of Advisors Series Trust Fund Administration Servicing Agreement
Phocas Financial Corporation

Multiple Series Trust CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE effective 9/29/06

Chief Compliance Officer Support Services

U.S, Bancorp provides the Chief Compliance Officer (CCO) of each fund serviced within the Multiple Series Trust.  Indicated below are samples of functions performed by USBFS in this CCO role:
•  Business Line Functions Supported
•  Fund Administration and Compliance
•  Transfer Agent and Shareholder Services
•  Fund Accounting
•  Custody Services
•  Securities Lending Services
•  Distribution Services
•  MST Chief Compliance Officer
•  MST Fund Board Liaison For All Compliance Matters
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Chief Compliance Officer (CCO)*
•  $_____ per year per domestic fund
•  $_____ per year per international fund

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.